UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Yelp Inc. (the “Company”), pursuant to the authority delegated to it by the Board, approved the following compensation arrangements for Alan Ramsay, the Company’s Chief Accounting Officer:

•	Base Salary. The Compensation Committee approved an increase in Mr. Ramsay’s annual base salary from $290,000.00 to $320,000.00, effective June 16, 2018.

•
Restricted Stock Units. The Compensation Committee approved the grant to Mr. Ramsay of restricted stock units covering 15,790 shares of the Company’s common stock (the “RSUs”). The shares subject to these RSUs will vest in equal quarterly installments over four years from the grant date, provided that Mr. Ramsay is providing services to the Company at the time of each such vesting.

•
Stock Options. The Compensation Committee approved the grant to Mr. Ramsay of options to purchase 8,950 shares of the Company’s common stock (the “Options,” and together with the RSUs, the “Equity Awards”). The shares underlying these Options will vest in equal monthly installments over four years from the grant date, provided that Mr. Ramsay is providing services to the Company at the time of each such vesting.

The Compensation Committee granted the Equity Awards pursuant to, and in accordance with the terms and conditions of, the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), the forms of Option Agreement and Grant Notice (together, the “Option Agreements”) and forms of RSU Agreement and Grant Notice (together, the “RSU Agreements”) previously filed with the Securities and Exchange Commission (“SEC”). The grant date of the Equity Awards will be June 14, 2018 and the Options will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date, which represents the fair market value of the Company’s common stock as determined under the terms of the Plan. The Options will have a term of 10 years from the date of grant.

The foregoing is only a brief description of the material terms of the Options and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan, Option Agreements and RSU Agreements.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 7, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 20, 2018 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.
Each of the three nominees for Class III director was elected to serve until the Company’s 2021 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Geoff Donaker	56,540,101	5,811,541	12,223,953	90.7%
Robert Gibbs	57,937,271	4,414,371	12,223,953	92.9%
Jeremy Stoppelman	60,257,743	2,093,899	12,223,953	96.6%
The Company’s stockholders ratified the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
72,411,073	2,151,876	12,646	—	97.1%

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
57,188,805	5,073,674	89,163	12,223,953	91.7%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	YELP INC.
	By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer